EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, David Mitchell, President and Chief Executive Officer of webMethods, Inc. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s quarterly report on Form 10-Q for the three months ended December 31, 2006 (the “Report”). The undersigned hereby certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 8, 2007	/s/ David Mitchell

	Name:	David Mitchell
	Title:	President and Chief Executive Officer